Exhibit 99.1

July 23, 2014

MEDIA & INVESTOR CONTACT

Heather Worley, 214.932.6646

heather.worley@texascapitalbank.com

TEXAS CAPITAL BANCSHARES, INC. ANNOUNCES OPERATING RESULTS FOR Q2 2014

DALLAS – July 23, 2014 – Texas Capital Bancshares, Inc. (NASDAQ: TCBI), the parent company of Texas Capital Bank, announced earnings and operating results for the second quarter of 2014.

•	Loans held for investment, excluding mortgage finance, increased 3% and total loans increased 11% on a linked quarter basis, growing 22% and 24%, respectively, from the second quarter of 2013.

•	Mortgage finance loans increased 38% on a linked quarter basis and 30% from the second quarter of 2013.

•	Demand deposits increased 21% and total deposits increased 11% on a linked quarter basis, growing 43% and 35%, respectively, from the second quarter of 2013.

•	Net income increased 18% on a linked quarter basis and increased 39% from the second quarter of 2013.

•	EPS increased 18% on a linked quarter basis and increased 37% from the second quarter of 2013.

“We are pleased to report another quarter of strong operating results with solid growth in both loans and deposits. Our success continues to result from leveraging our recruiting efforts and ability to increase market share,” said Keith Cargill, President and CEO. “Our business model is producing growth and earnings for our shareholders in a challenging rate and regulatory environment, while positioning us to take advantage of future increases in short-term rates.”

FINANCIAL SUMMARY

(dollars and shares in thousands)

	Q2 2014	Q2 2013	% Change
QUARTERLY OPERATING RESULTS(1)
Net income	$33,418	$24,072	39%
Net income available to common stockholders	$30,981	$21,634	43%
Diluted EPS	$.71	$.52	37%
ROA	1.08%	.95%
ROE	11.38%	9.94%
Diluted shares	43,845	41,724

BALANCE SHEET(1)
Total assets	$13,532,536	$10,977,990	23%
Demand deposits	4,181,774	2,928,735	43%
Total deposits	10,757,316	7,980,598	35%
Loans held for investment	9,152,715	7,510,662	22%
Loans held for investment, mortgage finance	3,700,253	2,838,234	30%
Total loans	12,852,968	10,348,896	24%
Stockholders’ equity	1,262,816	1,034,955	22%

(1)	Operating results, assets and loans are reported from continuing operations

DETAILED FINANCIALS

Texas Capital Bancshares, Inc. reported net income from continuing operations of $33.4 million and net income available to common stockholders of $31.0 million for the quarter ended June 30, 2014, compared to $24.1 million and $21.6 million, respectively, for the same period in 2013. On a fully diluted basis, earnings per common share from continuing operations were $.71 for the three months ended June 30, 2014, compared to $.52 for the same period in 2013. The discussion below relates only to continuing operations.

Return on average common equity (“ROE”) was 11.38 percent and return on average assets was 1.08 percent for the second quarter of 2014, compared to 9.94 percent and .95 percent, respectively, for the second quarter of 2013.

Net interest income was $115.4 million for the second quarter of 2014, compared to $101.2 million in the second quarter of 2013 and $108.3 million for the first quarter of 2014. The net interest margin in the second quarter of 2014 was 3.87 percent, a 32 basis point decrease from the second quarter of 2013 and a 12 basis point decrease from the first quarter of 2014. The 12 basis point decrease in net interest margin from the first quarter of 2014 is due to the growth in loans with lower yields, primarily due to the increased proportion of mortgage finance loans to total loans. The year-over-year decrease in net interest margin is due to the growth in loans with lower yields, the first full-quarter impact of the subordinated note offering in January 2014 and the increase in the average balance of liquidity assets, which includes Federal funds sold and deposits from other banks, and the growth in loans. The cost of total deposits and borrowed funds increased slightly to 17 basis points for the second quarter of 2014 compared to 16 basis points for the second quarter of 2013.

Average loans, excluding mortgage finance loans, for the second quarter of 2014 were $9.0 billion, an increase of $1.9 billion, or 26 percent, from the second quarter of 2013, and an increase of $266.3 million, or 3 percent, from the first quarter of 2014. Average mortgage finance loans for the second quarter of 2014 increased $416.3 million to $2.8 billion compared to the second quarter of 2013 and increased $795.3 million from the first quarter of 2014.

Average total deposits for the second quarter of 2014 increased $1.9 billion from the second quarter of 2013 and increased $469.3 million from the first quarter of 2014. Average demand deposits for the second quarter of 2014 increased $715.6 million, or 25 percent, to $3.6 billion from $2.9 billion during the second quarter of 2013 and increased $248.4 million, or 7 percent, from the first quarter of 2014.

We continued to experience decreasing levels of non-performing assets in the second quarter of 2014. Credit costs, including the provision for credit losses and valuation charges related to other real estate owned (“OREO”), totaled $4.0 million in the second quarter of 2014 compared to $7.4 million in the second quarter of 2013 and $5.0 million in the first quarter of 2014. We recorded a $4.0 million provision for credit losses in the second quarter of 2014 compared to $7.0 million in the second quarter of 2013 and $5.0 million in the first quarter of 2014. The provision for the second quarter of 2014 was primarily related to the growth in loans, excluding mortgage finance loans, during the quarter. The combined reserve at June 30, 2014 decreased to 1.06 percent of loans excluding mortgage finance loans due to continuing loan growth, as compared to 1.11 percent at June 30, 2013 and 1.07 percent at March 31, 2014. In management’s opinion, the reserve is appropriate and is derived from consistent application of the methodology for establishing the adequacy of reserves for Texas Capital Bank’s loan portfolio. In the second quarter of 2014, net charge-offs were $2.5 million compared to net charge-offs of $2.4 million in the second quarter of 2013 and net charge-offs of $2.1 million in the first quarter of 2014. Non-accrual loans were $41.6 million, or .45 percent of loans excluding mortgage finance loans as of June 30, 2014, $38.5 million, or .51 percent, as of June 30, 2013 and $43.2 million, or .48 percent, as of March 31, 2014. At June 30, 2014, total OREO was $685,000 compared to $13.1 million as of June 30, 2013, and $2.4 million as of March 31, 2014. The OREO balance of $685,000 at June 30, 2014 does not include a valuation allowance. There was no valuation charge for OREO reflected in non-interest expense in the second quarter of 2014 compared to $383,000 in the second quarter of 2013 and none in the first quarter of 2014.

Non-interest income decreased $595,000, or 5 percent, during the second quarter of 2014 compared to the same period of 2013 primarily related to a $1.4 million decrease in brokered loan fees as a result of lower per loan fees during the second quarter of 2014 as compared to the second quarter of 2013. Swap fee income decreased $571,000 during the second quarter of 2014 compared to the same period of 2013. These fees fluctuate from quarter to quarter based on the number and volume of transactions closed during the quarter. Offsetting these decreases was a $1.4 million increase in other non-interest income during the second quarter 2014.

Non-interest expense for the second quarter of 2014 increased $1.1 million, or 1 percent, to $69.8 million from $68.7 million in the second quarter of 2013. The increase is primarily related to a $2.5 million increase in legal and professional expense due to general business growth, including additional regulatory costs. FDIC insurance assessment increased $1.8 million to $2.5 million in the second quarter of 2014 as a result of the higher rates applied to banks with over $10 billion in assets. Communications and data processing expense increased $1.0 million to $4.4 million in the second quarter of 2014 due to general business growth. Offsetting these increases was a $5.3 million decrease in salaries and employee benefits for the second quarter of 2014, as compared to the second quarter of 2013 included expenses of $7.7 million related to the succession announced last year.

Stockholders’ equity increased by 22 percent from $1.0 billion at June 30, 2013 to $1.3 billion at June 30, 2014, primarily due to the offering of 1.9 million common shares for net proceeds of $106.5 million in the first quarter of 2014 and retention of net income. The Bank is well capitalized under regulatory guidelines and at June 30, 2014, our ratio of tangible common equity to total tangible assets was 8.1 percent.

ABOUT TEXAS CAPITAL BANCSHARES, INC.

Texas Capital Bancshares, Inc. (NASDAQ®: TCBI), a member of the Russell 2000® Index and the S&P SmallCap 600®, is the parent company of Texas Capital Bank, a commercial bank that delivers highly personalized financial services to businesses and entrepreneurs. Headquartered in Dallas, the bank has full-service locations in Austin, Dallas, Fort Worth, Houston and San Antonio.

This news release may be deemed to include forward-looking statements which are based on management’s current estimates or expectations of future events or future results. We are under no obligation, and expressly disclaim such obligation, to update, alter or revise our forward-looking statements, whether as a result of new information, future events, or otherwise. A number of factors, many of which are beyond our control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, deterioration of the credit quality of our loan portfolio, increased defaults and loan losses, the risk of adverse impacts from general economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. These and other factors that could cause results to differ materially from those described in the forward-looking statements can be found in our Annual Report on Form 10-K and in other filings made by Texas Capital with the Securities and Exchange Commission.

TEXAS CAPITAL BANCSHARES, INC.

SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)

(Dollars in thousands except per share data)

	2nd Quarter 2014	1st Quarter 2014	4th Quarter 2013	3rd Quarter 2013	2nd Quarter 2013
CONSOLIDATED STATEMENT OF INCOME
Interest income	$124,813	$116,611	$117,965	$115,217	$107,264
Interest expense	9,406	8,296	6,490	6,441	6,044

Net interest income	115,407	108,315	111,475	108,776	101,220
Provision for credit losses	4,000	5,000	5,000	5,000	7,000

Net interest income after provision for credit losses	111,407	103,315	106,475	103,776	94,220
Non-interest income	10,533	10,356	11,184	10,431	11,128
Non-interest expense	69,768	69,321	70,291	62,009	68,734

Income from continuing operations before income taxes	52,172	44,350	47,368	52,198	36,614
Income tax expense	18,754	16,089	17,012	18,724	12,542

Income from continuing operations	33,418	28,261	30,356	33,474	24,072
Income (loss) from discontinued operations (after-tax)	3	4	3	2	1

Net income	33,421	28,265	30,359	33,476	24,073
Preferred stock dividends	2,437	2,438	2,438	2,437	2,438

Net income available to common stockholders	$30,984	$25,827	$27,921	$31,039	$21,635

Diluted EPS from continuing operations	$.71	$.60	$.67	$.74	$.52
Diluted EPS	$.71	$.60	$.67	$.74	$.52

Diluted shares	43,845,015	43,219,961	41,888,768	41,791,674	41,723,525

CONSOLIDATED BALANCE SHEET DATA
Total assets	$13,532,536	$12,143,296	$11,714,397	$10,797,448	$10,977,990
Loans held for investment	9,152,715	8,928,033	8,486,309	8,051,328	7,510,662
Loans held for investment, mortgage finance	3,700,253	2,688,044	2,784,265	2,262,085	2,838,234
Securities	49,330	52,960	63,214	67,815	75,861
Demand deposits	4,181,774	3,451,294	3,347,567	3,242,060	2,928,735
Total deposits	10,757,316	9,729,128	9,257,379	8,957,081	7,980,598
Other borrowings	1,000,548	678,026	1,025,630	449,724	1,634,630
Subordinated notes	286,000	286,000	111,000	111,000	111,000
Long-term debt	113,406	113,406	113,406	113,406	113,406
Stockholders’ equity	1,262,816	1,230,131	1,096,350	1,066,629	1,034,955

End of period shares outstanding	43,105,444	42,958,803	41,036,370	40,934,623	40,862,481
Book value (excluding securities gains/losses)	$25.78	$25.11	$23.02	$22.35	$21.60
Tangible book value (excluding securities gains/losses)(1)	$25.29	$24.62	$22.50	$21.82	$21.08

SELECTED FINANCIAL RATIOS
Net interest margin	3.87%	3.99%	4.21%	4.21%	4.19%
Return on average assets	1.08%	1.01%	1.10%	1.25%	0.95%
Return on average common equity	11.38%	10.20%	11.94%	13.74%	9.94%
Non-interest income to earning assets	.35%	.38%	.42%	.40%	.46%
Efficiency ratio(2)	55.4%	58.4%	57.3%	52.0%	61.2%
Efficiency ratio (excluding OREO valuation/write-down)(3)	55.4%	58.4%	56.9%	52.0%	60.8%
Non-interest expense to earning assets	2.34%	2.55%	2.65%	2.40%	2.84%
Non-interest expense to earning assets (excluding OREO valuation charge)	2.34%	2.55%	2.63%	2.40%	2.83%
Tangible common equity to total tangible assets(4)	8.1%	8.7%	7.9%	8.3%	7.9%

(1)	Stockholders’ equity excluding preferred stock and accumulated other comprehensive income, less goodwill and intangibles, divided by shares outstanding at period end.
(2)	Non-interest expense divided by the sum of net interest income and non-interest income.
(3)	Non-interest expense excluding OREO valuation/write-down expenses divided by the sum of net interest income and non-interest income.
(4)	Stockholders’ equity excluding preferred stock and accumulated other comprehensive income less goodwill and intangibles divided by total assets less accumulated other comprehensive income and goodwill and intangibles.

TEXAS CAPITAL BANCSHARES, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Dollars in thousands)

	June 30, 2014	June 30, 2013	% Change
Assets
Cash and due from banks	$116,525	$90,992	28%
Interest-bearing deposits	240,617	142,928	68%
Federal funds sold and securities purchased under resale agreements	—	85,120	100%
Securities, available-for-sale	49,330	75,861	(35)%
Loans held for sale from discontinued operations	290	298	(3)%
Loans held for investment, mortgage finance	3,700,253	2,838,234	30%
Loans held for investment (net of unearned income)	9,152,715	7,510,662	22%
Less: Allowance for loan losses	91,114	79,428	15%

Loans held for investment, net	12,761,854	10,269,468	24%
Premises and equipment, net	15,762	11,915	32%
Accrued interest receivable and other assets	327,510	280,067	17%
Goodwill and intangibles, net	20,938	21,639	(3)%

Total assets	$13,532,826	$10,978,288	23%

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest bearing	$4,181,774	$2,928,735	43%
Interest bearing	6,233,357	4,702,902	33%
Interest bearing in foreign branches	342,185	348,961	(2)%

Total deposits	10,757,316	7,980,598	35%

Accrued interest payable	4,671	1,023	357%
Other liabilities	108,069	102,676	5%
Federal funds purchased and repurchase agreements	300,532	334,594	(10)%
Other borrowings	700,016	1,300,036	(46)%
Subordinated notes	286,000	111,000	158%
Trust preferred subordinated debentures	113,406	113,406	—

Total liabilities	12,270,010	9,943,333	23%

Stockholders’ equity:
Preferred stock, $.01 par value, $1,000 liquidation value:
Authorized shares – 10,000,000
Issued shares – 6,000,000 shares issued at June 30, 2014 and 2013	150,000	150,000	—
Common stock, $.01 par value:
Authorized shares – 100,000,000
Issued shares – 43,105,861 and 40,862,898 at June 30, 2014 and 2013, respectively	431	408	6%
Additional paid-in capital	557,919	445,270	25%
Retained earnings	552,923	437,152	26%
Treasury stock (shares at cost: 417 at June 30, 2014 and 2013)	(8)	(8)	—
Accumulated other comprehensive income, net of taxes	1,551	2,133	(27)%

Total stockholders’ equity	1,262,816	1,034,955	22%

Total liabilities and stockholders’ equity	$13,532,826	$10,978,288	23%

TEXAS CAPITAL BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(Dollars in thousands except per share data)

	Three Months Ended June 30		Six Months Ended June 30
	2014	2013	2014	2013
Interest income
Interest and fees on loans	$124,234	$106,418	$240,106	$209,600
Securities	471	773	1,011	1,712
Federal funds sold	8	13	48	19
Deposits in other banks	100	60	259	112

Total interest income	124,813	107,264	241,424	211,443
Interest expense
Deposits	4,246	3,228	8,276	6,473
Federal funds purchased	115	206	210	418
Repurchase agreements	4	5	8	9
Other borrowings	181	143	253	356
Subordinated notes	4,241	1,829	7,720	3,658
Trust preferred subordinated debentures	619	633	1,235	1,267

Total interest expense	9,406	6,044	17,702	12,181

Net interest income	115,407	101,220	223,722	199,262
Provision for credit losses	4,000	7,000	9,000	9,000

Net interest income after provision for credit losses	111,407	94,220	214,722	190,262
Non-interest income
Service charges on deposit accounts	1,764	1,749	3,460	3,450
Trust fee income	1,242	1,269	2,524	2,510
Bank owned life insurance (BOLI) income	521	463	1,030	961
Brokered loan fees	3,357	4,778	6,181	9,522
Swap fees	410	981	1,634	2,633
Other	3,239	1,888	6,060	3,333

Total non-interest income	10,533	11,128	20,889	22,409
Non-interest expense
Salaries and employee benefits	39,896	45,191	81,952	78,732
Net occupancy expense	5,073	4,135	9,841	7,992
Marketing	3,795	4,074	7,554	8,046
Legal and professional	7,181	4,707	12,583	8,647
Communications and technology	4,361	3,347	8,285	6,469
FDIC insurance assessment	2,544	699	5,269	1,777
Allowance and other carrying costs for OREO	11	482	56	912
Other	6,907	6,099	13,549	11,859

Total non-interest expense	69,768	68,734	139,089	124,434

Income from continuing operations before income taxes	52,172	36,614	96,522	88,237
Income tax expense	18,754	12,542	34,843	31,021

Income from continuing operations	33,418	24,072	61,679	57,216
Income from discontinued operations (after-tax)	3	1	7	—

Net income	33,421	24,073	61,686	57,216
Preferred stock dividends	2,437	2,438	4,875	2,519

Net income available to common stockholders	$30,984	$21,635	$56,811	$54,697

Basic earnings per common share:
Income from continuing operations	$.72	$.53	$1.33	$1.34
Net income	$.72	$.53	$1.33	$1.34

Diluted earnings per common share:
Income from continuing operations	$.71	$.52	$1.30	$1.31
Net income	$.71	$.52	$1.30	$1.31

TEXAS CAPITAL BANCSHARES, INC.

SUMMARY OF LOAN LOSS EXPERIENCE

(Dollars in thousands)

	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
	2014	2014	2013	2013	2013
Reserve for loan losses:
Beginning balance	$90,234	$87,604	$84,006	$79,428	$75,000
Loans charged-off:
Commercial	5,190	2,336	1,605	496	2,826
Real estate – term	246	50	—	13	26
Consumer	40	61	—	—	26
Leases	—	—	—	2	—

Total loans charged-off	5,476	2,447	1,605	511	2,878
Recoveries:
Commercial	2,940	210	225	233	348
Real estate – term	35	8	60	195	7
Consumer	6	25	9	19	15
Leases	18	124	43	18	140

Total recoveries	2,999	367	337	465	510

Net charge-offs	2,477	2,080	1,268	46	2,368
Provision for loan losses	3,357	4,710	4,866	4,624	6,796

Ending balance	$91,114	$90,234	$87,604	$84,006	$79,428

Reserve for off-balance sheet credit losses:
Beginning balance	$4,980	$4,690	$4,556	$4,180	$3,976
Provision for off-balance sheet credit losses	643	290	134	376	204

Ending balance	$5,623	$4,980	$4,690	$4,556	$4,180

Total reserves for credit losses	$96,737	$95,214	$92,294	$88,562	$83,608

Total provision for credit losses	$4,000	$5,000	$5,000	$5,000	$7,000

Reserve to loans	.71%	.78%	.78%	.81%	.77%
Reserve to loans excluding mortgage finance loans(2)	1.00%	1.01%	1.03%	1.04%	1.06%
Reserve to average loans	.77%	.84%	.84%	.83%	.83%
Reserve to average loans excluding mortgage finance loans(2)	1.01%	1.04%	1.08%	1.09%	1.11%
Net charge-offs to average loans(1)	.08%	.08%	.05%	.00%	.10%
Net charge-offs to average loans excluding mortgage finance loans(1)(2)	.11%	.10%	.06%	.00%	.13%
Net charge-offs to average loans for last twelve months(1)	.06%	.06%	.05%	.07%	.09%
Net charge-offs to average loans, excluding mortgage finance loans, for last twelve months(1)(2)	.07%	.07%	.07%	.10%	.12%
Total provision for credit losses to average loans(1)	.14%	.19%	.19%	.20%	.29%
Total provision for credit losses to average loans excluding mortgage finance loans(1)(2)	.18%	.23%	.24%	.26%	.39%
Combined reserves for credit losses to loans	.75%	.82%	.82%	.86%	.81%
Combined reserves for credit losses to loans, excluding mortgage finance loans(2)	1.06%	1.07%	1.09%	1.10%	1.11%

Non-performing assets (NPAs):
Non-accrual loans	$41,565	$43,213	$32,375	$35,737	$38,450
Other real estate owned (OREO)	685	2,420	5,110	12,805	13,053
Other repossessed assets	—	—	—	—	19

Total	$42,250	$45,633	$37,485	$48,542	$51,522

	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
	2014	2013	2013	2013	2013

Non-accrual loans to loans	.32%	.37%	.29%	.35%	.37%
Non-accrual loans to loans excluding mortgage finance loans(2)	.45%	.48%	.38%	.44%	.51%
Total NPAs to loans plus OREO	.33%	.39%	.33%	.47%	.50%
Total NPAs to loans excluding mortgage finance loans plus OREO(2)	.46%	.51%	.44%	.60%	.68%
Total NPAs to earning assets	.33%	.39%	.33%	.47%	.49%
Reserve for loan losses to non-accrual loans	2.2x	2.1x	2.7x	2.4x	2.1x

Restructured loans	$249	$2,825	$1,935	$4,691	$4,765
Loans past due 90 days and still accruing(3)	$4,793	$7,869	$9,325	$7,510	$7,633

Loans past due 90 days to loans	.04%	.07%	.08%	.07%	.07%
Loans past due 90 days to loans excluding mortgage finance loans(2)	.05%	.09%	.11%	.09%	.10%

(1)	Interim period ratios are annualized.
(2)	Mortgage finance loans were previously classified as loans held for sale but have been reclassified as loans held for investment. The indicated ratios are presented with and excluding the mortgage finance loans because the risk profile of our mortgage finance loans is different than our other loans held for investment. No provision for credit losses is allocated to these loans based on the internal risk grade assigned.
(3)	At June 30, 2014, loans past due 90 days and still accruing includes premium finance loans of $4.6 million. These loans are primarily secured by obligations of insurance carriers to refund premiums on cancelled insurance policies. The refund of premiums from the insurance carriers can take 180 days or longer from the cancellation date.

TEXAS CAPITAL BANCSHARES, INC.

CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)

(Dollars in thousands)

	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
	2014	2014	2013	2013	2013
Interest income
Interest and fees on loans	$124,234	$115,872	$117,261	$114,453	$106,418
Securities	471	540	621	682	773
Federal funds sold	8	40	24	22	13
Deposits in other banks	100	159	59	60	60

Total interest income	124,813	116,611	117,965	115,217	107,264
Interest expense
Deposits	4,246	4,030	3,858	3,699	3,228
Federal funds purchased	115	95	116	152	206
Repurchase agreements	4	4	5	4	5
Other borrowings	181	72	40	119	143
Subordinated notes	4,241	3,479	1,840	1,829	1,829
Trust preferred subordinated debentures	619	616	631	638	633

Total interest expense	9,406	8,296	6,490	6,441	6,044

Net interest income	115,407	108,315	111,475	108,776	101,220
Provision for credit losses	4,000	5,000	5,000	5,000	7,000

Net interest income after provision for credit losses	111,407	103,315	106,475	103,776	94,220
Non-interest income
Service charges on deposit accounts	1,764	1,696	1,674	1,659	1,749
Trust fee income	1,242	1,282	1,250	1,263	1,269
Bank owned life insurance (BOLI) income	521	509	533	423	463
Brokered loan fees	3,357	2,824	3,380	4,078	4,778
Swap fees	410	1,224	1,904	983	981
Other	3,239	2,821	2,443	2,025	1,888

Total non-interest income	10,533	10,356	11,184	10,431	11,128
Non-interest expense
Salaries and employee benefits	39,896	42,056	43,008	36,012	45,191
Net occupancy expense	5,073	4,768	4,487	4,342	4,135
Marketing	3,795	3,759	4,183	3,974	4,074
Legal and professional	7,181	5,402	5,520	3,937	4,707
Communications and technology	4,361	3,924	3,597	3,696	3,347
FDIC insurance assessment	2,544	2,725	1,923	4,357	699
Allowance and other carrying costs for OREO	11	45	609	267	482
Litigation settlement expense	—	—	—	(908)	—
Other	6,907	6,642	6,964	6,332	6,099

Total non-interest expense	69,768	69,321	70,291	62,009	68,734

Income from continuing operations before income taxes	52,172	44,350	47,368	52,198	36,614
Income tax expense	18,754	16,089	17,012	18,724	12,542

Income from continuing operations	33,418	28,261	30,356	33,474	24,072
Income (loss) from discontinued operations (after-tax)	3	4	3	2	1

Net income	33,421	28,265	30,359	33,476	24,073
Preferred stock dividends	2,437	2,438	2,438	2,437	2,438

Net income available to common shareholders	$30,984	$25,827	$27,921	$31,039	$21,635

TEXAS CAPITAL BANCSHARES, INC.

QUARTERLY FINANCIAL SUMMARY – UNAUDITED

Consolidated Daily Average Balances, Average Yields and Rates

Continuing Operations

(Dollars in thousands)

	2nd Quarter 2014			1st Quarter 2014			4th Quarter 2013			3rd Quarter 2013			2nd Quarter 2013
	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate
Assets
Securities – Taxable	$44,216	$410	3.72%	$47,027	$442	3.81%	$50,281	$480	3.79%	$54,838	$522	3.78%	$60,063	$594	3.97%
Securities – Non-taxable(2)	6,271	94	6.01%	10,554	151	5.80%	14,786	217	5.82%	16,879	246	5.78%	18,843	275	5.85%
Federal funds sold and securities purchased under resale agreements	14,997	8	0.21%	73,746	40	0.22%	59,409	24	0.16%	78,896	22	0.11%	54,448	13	0.10%
Deposits in other banks	183,061	100	0.22%	230,296	159	0.28%	99,185	59	0.24%	88,717	60	0.27%	91,177	60	0.26%
Loans held for investment, mortgage finance loans	2,822,560	23,231	3.30%	2,027,264	16,782	3.36%	2,238,730	20,236	3.59%	2,362,118	22,547	3.79%	2,406,246	22,440	3.74%
Loans held for investment	8,984,230	101,003	4.51%	8,717,969	99,090	4.61%	8,142,569	97,025	4.73%	7,731,901	91,906	4.72%	7,152,323	83,978	4.71%
Less reserve for loan losses	90,105	—	—	87,686	—	—	84,009	—	—	79,551	—	—	75,006	—	—

Loans, net of reserve	11,716,685	124,234	4.25%	10,657,547	115,872	4.41%	10,297,290	117,261	4.52%	10,014,468	114,453	4.53%	9,483,563	106,418	4.50%

Total earning assets	11,965,230	124,846	4.19%	11,019,170	116,664	4.29%	10,520,951	118,041	4.45%	10,253,798	115,303	4.46%	9,708,094	107,360	4.44%
Cash and other assets	396,938			382,198			378,315			383,968			402,898

Total assets	$12,362,168			$11,401,368			$10,899,266			$10,637,766			$10,110,992

Liabilities and Stockholders’ Equity
Transaction deposits	$895,827	$170	0.08%	$782,301	$80	0.04%	$787,720	$76	0.04%	$794,630	$102	0.05%	$1,051,199	$233	0.09%
Savings deposits	4,679,140	3,395	0.29%	4,591,493	3,304	0.29%	4,365,746	3,079	0.28%	4,057,792	2,863	0.28%	3,340,420	2,292	0.28%
Time deposits	401,024	390	0.39%	375,563	351	0.38%	385,546	394	0.41%	402,920	414	0.41%	397,868	407	0.41%
Deposits in foreign branches	350,043	291	0.33%	355,857	295	0.34%	348,240	309	0.35%	357,532	320	0.36%	340,713	296	0.35%

Total interest bearing deposits	6,326,034	4,246	0.27%	6,105,214	4,030	0.27%	5,887,252	3,858	0.26%	5,612,874	3,699	0.26%	5,130,200	3,228	0.25%
Other borrowings	666,405	300	0.18%	293,012	171	0.24%	314,018	161	0.20%	539,767	275	0.20%	727,158	354	0.20%
Subordinated notes	286,000	4,241	5.95%	227,667	3,479	6.20%	111,000	1,840	6.58%	111,000	1,829	6.54%	111,000	1,829	6.61%
Trust preferred subordinated debentures	113,406	619	2.19%	113,406	616	2.20%	113,406	631	2.21%	113,406	638	2.23%	113,406	633	2.24%

Total interest bearing liabilities	7,391,845	9,406	0.51%	6,739,299	8,296	0.50%	6,425,676	6,490	0.40%	6,377,047	6,441	0.40%	6,081,764	6,044	0.40%
Demand deposits	3,629,941			3,381,501			3,289,307			3,124,602			2,914,341
Other liabilities	98,595			103,514			106,461			89,640			91,608
Stockholders’ equity	1,241,787			1,177,054			1,077,822			1,046,477			1,023,279

Total liabilities and stockholders’ equity	$12,362,168			$11,401,368			$10,899,266			$10,637,766			$10,110,992

Net interest income(2)		$115,440			$108,368			$111,551			$108,862			$101,316
Net interest margin			3.87%			3.99%			4.21%			4.21%			4.19%

(1)	The loan averages include loans on which the accrual of interest has been discontinued and are stated net of unearned income.
(2)	Taxable equivalent rates used where applicable.